Investor Contact: Martie Edmunds Zakas
FOR IMMEDIATE RELEASE     Sr. Vice President - Strategy, Corporate Development
February 2, 2017                                         & Communications
770-206-4237
mzakas@muellerwp.com

Media Contact: John Pensec
Sr. Director - Corporate Communications & Public Affairs
770-206-4240
jpensec@muellerwp.com

MUELLER WATER PRODUCTS REPORTS
2017 FIRST QUARTER RESULTS

Increased Income from Continuing Operations 35 Percent to $5.4 Million
Completed Sale of Anvil Business
Authorized up to $250 Million Share Repurchase
Appointed J. Scott Hall President and CEO

ATLANTA - Mueller Water Products, Inc. (NYSE: MWA) announced today that for its fiscal first quarter ended December 31, 2016, net sales were $167.2 million and net income was $6.7 million. On January 6, 2017, the Company sold its Anvil International business for $315 million in cash, subject to working capital and other adjustments. Anvil’s operating results have been reclassified as discontinued operations, and its assets and liabilities have been reclassified as items held for sale, for all periods presented. In the 2017 first quarter, the Company:

•	Increased net sales $4.1 million to $167.2 million, as compared with $163.1 million in the prior year quarter,

•
Improved operating income from continuing operations 21.9 percent to $13.9 million, as compared with $11.4 million, and improved adjusted operating income from continuing operations 24.6 percent to $15.2 million, as compared with $12.2 million, both compared to the prior year, and,

•	Increased income from continuing operations 35.0 percent to $5.4 million, as compared with $4.0 million in the prior year, and

•	Earned net income per diluted share of $0.04.

Subsequent to the quarter end, the Company's Board of Directors increased the quarterly dividend by 33 percent to $0.04 per share and authorized total share repurchases of up to $250 million, which includes a prior authorization.

The Board also appointed J. Scott Hall as president and chief executive officer, effective January 23, 2017, succeeding Gregory E. Hyland, who has transitioned to the role of executive chairman.

“We saw sales growth and continued margin expansion at Mueller Co. and Mueller Technologies in the first quarter, with our strongest growth being in our technology business where net sales grew almost 14 percent year-over-year and adjusted operating income also continued to improve,” said Hyland.

"Operationally, this quarter was Mueller Co.'s 18th consecutive quarter of year-over-year margin expansion. Compared with the prior year, Mueller Co.'s adjusted operating income increased 9.2 percent, its adjusted operating margin increased 130 basis points, and its adjusted EBITDA margin improved 170 basis points to 24.1 percent.

" Mueller Technologies' focus is on accelerating sales growth of its AMI and leak detection technologies and improving operating performance over the course of the year. Backlog at Mueller Systems and orders at Echologics are both up substantially on a year-over-year basis.

"In January, we announced a number of strategic decisions, including the divestiture of Anvil. We determined that, as a pure-play water infrastructure company, Mueller Water Products would be better positioned from a financial and operating perspective to deliver long-term value to our stockholders.

"Finally, I welcome Scott Hall, who has joined the Company from Textron, where he was president of its Industrial segment."

“This is an exciting time for Mueller Water Products, and I’m delighted to join the Company and help lead it into its next stage of growth," said Hall. “I have long admired its brand leadership and reputation for quality and customer service, and I believe that Mueller Water Products is well-positioned to improve value for its stockholders and capitalize on the need to rebuild our nation’s water infrastructure.

"Our team continues to expect year-over-year growth in demand for our products in our addressed water markets in 2017 driven by improvement in both the municipal and residential construction markets. As capacity utilization increases, we believe operating leverage will continue to be strong in each of our businesses."

Consolidated Results

Net sales for the 2017 first quarter increased $4.1 million, or 2.5 percent, to $167.2 million, as compared with $163.1 million for the 2016 first quarter, due primarily to increased shipment volumes at both Mueller Co. and Mueller Technologies.

Adjusted operating income from continuing operations for the 2017 first quarter increased $3.0 million to $15.2 million as compared with $12.2 million for the 2016 first quarter. Both Mueller Co. and Mueller Technologies contributed to the improvement.

Segment Results

Mueller Co.

Net sales for the 2017 first quarter increased $1.6 million to $146.3 million, as compared with $144.7 million for the 2016 first quarter, primarily due to higher shipment volumes.

Adjusted operating income for the 2017 first quarter increased 9.2 percent to $26.2 million, as compared with $24.0 million for the 2016 first quarter. Adjusted operating margin for the 2017 first quarter increased 130 basis points to 17.9 percent, as compared with 16.6 percent for the 2016 first quarter. Most of the increase in adjusted operating income and adjusted operating margin was due to operational efficiencies.

Mueller Technologies

Net sales for the 2017 first quarter increased 13.6 percent to $20.9 million, as compared with $18.4 million for the 2016 first quarter. Increased net sales resulted primarily from higher AMI shipments, which grew 40 percent year-over-year.

Adjusted operating loss for the 2017 first quarter was $2.2 million, as compared with $3.3 million for the 2016 first quarter. This improvement in operating results was due to higher AMI shipments and decreased selling, general and administrative expenses.

Interest Expense, Net

Interest expense, net for the 2017 first quarter increased to $6.4 million, as compared with $6.1 million for the 2016 first quarter.

Income Taxes

For the 2017 first quarter, income tax expense of $2.1 million was 28.0 percent of income before income taxes.

Discontinued Operations

The Company sold its Anvil business for an initial purchase price of $315 million subject to working capital and other adjustments. Anvil's operating results for all periods presented have been reclassified as discontinued operations.

Use of Non-GAAP Measures

In an effort to provide investors with additional information regarding the Company's results as determined by GAAP, the Company also provides non-GAAP information that management believes is useful to investors. These non-GAAP measures have limitations as analytical tools, and securities analysts, investors and other interested parties should not consider any of these non-GAAP measures in isolation or as a substitute for analysis of the Company's results as reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

The Company presents adjusted income from continuing operations, adjusted income from continuing operations per share, adjusted operating income from continuing operations, adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin as performance measures because management uses these measures in evaluating the Company's underlying performance on a consistent basis across periods and in making decisions about operational strategies. Management also believes these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of the Company's recurring performance.

The Company presents net debt and net debt leverage as performance measures because management uses them in evaluating its capital management and the investment community commonly uses them as measures of indebtedness. The Company presents free cash flow because management believes it is commonly used by the investment community to measure the Company's ability to create liquidity.

The calculations of these non-GAAP measures and reconciliations to GAAP results are included as an attachment to this press release and have been posted online at www.muellerwaterproducts.com.

Conference Call Webcast

Mueller Water Products’ quarterly earnings conference call will take place Friday, February 3, 2017 at 9:00 a.m. ET. Members of Mueller Water Products’ leadership team will discuss the Company’s recent financial performance and respond to questions from financial analysts. A live webcast of the call will be available on the Investor Relations section of the Company’s website. Please go to the website (www.muellerwaterproducts.com) at least 15 minutes prior to the start of the call to register, download and install any necessary software. A replay of the call will be available for 30 days and can be accessed by dialing 1-888-566-0639. An archive of the webcast will also be available on the Investor Relations section of the Company’s website.

Forward-Looking Statements

This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address activities, events or developments that we intend, expect, plan, project, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements are based on certain assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions and expected future developments. Examples of forward-looking statements include, but are not limited to, statements we make regarding our expectations for growth in our key end markets, anticipated stronger operating leverage and financial results. Actual results and the timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors, including regional, national or global political, economic, business, competitive, market and regulatory conditions and the other factors that are described in the section entitled “RISK FACTORS” in Item 1A of our most recently filed Annual Report on Form 10-K. Undue reliance should not be placed on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements, except as required by law.

About Mueller Water Products, Inc.

Mueller Water Products, Inc. (NYSE: MWA) is a leading manufacturer and marketer of products and services used in the transmission, distribution and measurement of water in North America. Our broad product and service portfolio includes engineered valves, fire hydrants, metering products and systems, leak detection and pipe condition assessment. We help municipalities increase operational efficiencies, improve customer service and prioritize capital spending, demonstrating why Mueller Water Products is Where Intelligence Meets Infrastructure®. Visit us at www.muellerwaterproducts.com.

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MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31,	September 30,
	2016	2016
	(in millions, except share amounts)
Assets:
Cash and cash equivalents	$172.3	$195.0
Receivables, net	104.2	131.8
Inventories	142.7	130.7
Other current assets	13.6	12.7
Current assets held for sale	233.9	142.1
Total current assets	666.7	612.3
Property, plant and equipment, net	106.8	108.4
Intangible assets	429.8	434.6
Other noncurrent assets	25.1	25.4
Noncurrent assets held for sale	—	99.9
Total assets	$1,228.4	$1,280.6

Liabilities and equity:
Current portion of long-term debt	$5.6	$5.6
Accounts payable	45.4	73.7
Other current liabilities	40.2	61.7
Current liabilities held for sale	44.5	44.8
Total current liabilities	135.7	185.8
Long-term debt	478.0	478.8
Deferred income taxes	111.4	109.9
Other noncurrent liabilities	80.0	85.8
Noncurrent liabilities held for sale	—	0.8
Total liabilities	805.1	861.1

Commitments and contingencies

Common stock: 600,000,000 shares authorized; 162,065,657 and 161,693,051 shares outstanding at December 31, 2016 and September 30, 2016, respectively	1.6	1.6
Additional paid-in capital	1,559.0	1,563.9
Accumulated deficit	(1,072.2)	(1,078.9)
Accumulated other comprehensive loss	(66.3)	(68.3)
Total Company stockholders’ equity	422.1	418.3
Noncontrolling interest	1.2	1.2
Total equity	423.3	419.5
Total liabilities and equity	$1,228.4	$1,280.6

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended
	December 31,
	2016	2015
	(in millions, except per share amounts)
Net sales	$167.2	$163.1
Cost of sales	115.5	115.5
Gross profit	51.7	47.6
Operating expenses:
Selling, general and administrative	36.5	35.4
Other charges	1.3	0.8
Total operating expenses	37.8	36.2
Operating income	13.9	11.4
Interest expense, net	6.4	6.1
Income before income taxes	7.5	5.3
Income tax expense	2.1	1.3
Income from continuing operations	5.4	4.0
Income from discontinued operations	1.3	2.2
Net income	$6.7	$6.2

Net income per basic share:
Continuing operations	$0.03	$0.02
Discontinued operations	0.01	0.02
Net income	$0.04	$0.04

Net income per diluted share:
Continuing operations	$0.03	$0.02
Discontinued operations	0.01	0.02
Net income	$0.04	$0.04

Weighted average shares outstanding:
Basic	161.8	160.8
Diluted	164.6	163.2

Dividends declared per share	$0.03	$0.02

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three months ended
	December 31,
	2016	2015
	(in millions)
Operating activities:
Net income	$6.7	$6.2
Less income from discontinued operations	1.3	2.2
Income from continuing operations	5.4	4.0
Adjustments to reconcile income from continuing operations to net cash used in operating activities of continuing operations:
Depreciation	4.9	4.4
Amortization	5.4	5.2
Stock-based compensation	1.8	1.1
Retirement plans	0.8	1.2
Deferred income taxes	(2.1)	(0.2)
Other, net	0.3	0.6
Changes in assets and liabilities, net of acquisitions:
Receivables	27.4	21.9
Inventories	(12.2)	(8.1)
Other assets	(0.8)	(2.1)
Liabilities	(50.8)	(36.3)
Net cash used in operating activities of continuing operations	(19.9)	(8.3)
Investing activities:
Capital expenditures	(4.2)	(4.7)
Net cash used in investing activities of continuing operations	(4.2)	(4.7)
Financing activities:
Dividends	(4.8)	(3.2)
Employee taxes related to stock-based compensation	(2.5)	(2.9)
Repayments of debt	(1.3)	(1.3)
Excess tax benefit on stock-based compensation exercises	—	0.7
Issuance of common stock	0.4	0.4
Other	0.1	2.1
Net cash used in financing activities of continuing operations	(8.1)	(4.2)
Net cash flows from discontinued operations:
Operating activities	12.4	10.8
Investing activities	(2.1)	(1.6)
Financing activities	(0.1)	0.1
Net cash provided by discontinued operations	10.2	9.3
Effect of currency exchange rate changes on cash	(0.7)	(0.7)
Net change in cash and cash equivalents	(22.7)	(8.6)
Cash and cash equivalents at beginning of period	195.0	113.1
Cash and cash equivalents at end of period	$172.3	$104.5

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES (UNAUDITED)

	Quarter ended December 31, 2016
	Mueller Co.	Mueller Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Net sales	$146.3	$20.9	$—	$167.2

Gross profit	$47.5	$4.2	$—	$51.7
Selling, general and administrative expenses	21.3	6.4	8.8	36.5
Other charges	0.1	—	1.2	1.3
Operating income (loss) from continuing operations	$26.1	$(2.2)	$(10.0)	13.9
Interest expense, net				6.4
Income tax expense				2.1
Income from continuing operations				$5.4

Income from continuing operations per diluted share				$0.03

Capital expenditures	$3.0	$1.1	$0.1	$4.2

Operating margin	17.8%	(10.5)%		8.3%

Reconciliation of Non-GAAP performance measures to GAAP performance measures:
Income from continuing operations				$5.4
Other charges				1.3
Income tax benefit of adjusting items				(0.4)
Adjusted income from continuing operations				$6.3

Weighted average diluted shares outstanding				164.6

Adjusted income from continuing operations per share				$0.04

Net income				$6.7
Less income from discontinued operations				(1.3)
Interest expense, net (1)				6.4
Income tax expense (1)				2.1
Operating income (loss) from continuing operations	$26.1	$(2.2)	$(10.0)	13.9
Other charges	0.1	—	1.2	1.3
Adjusted operating income (loss) from continuing operations	26.2	(2.2)	(8.8)	15.2
Depreciation and amortization	9.0	1.2	0.1	10.3
Adjusted EBITDA	$35.2	$(1.0)	$(8.7)	$25.5

Adjusted operating margin	17.9%	(10.5)%		9.1%

Adjusted EBITDA margin	24.1%	(4.8)%		15.3%

(1) We do not allocate interest or income taxes to our segments.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES (UNAUDITED)

	Quarter ended December 31, 2016
	Mueller Co.	Mueller Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Adjusted EBITDA	$35.2	$(1.0)	$(8.7)	$25.5
Three prior quarters' adjusted EBITDA	164.1	(3.2)	(26.5)	134.4
Trailing twelve months' adjusted EBITDA	$199.3	$(4.2)	$(35.2)	$159.9

Reconciliation of net debt to total debt (end of period):
Current portion of long-term debt				$5.6
Long-term debt				478.0
Total debt				483.6
Less cash and cash equivalents				172.3
Net debt				$311.3

Net debt leverage (net debt divided by trailing twelve months' adjusted EBITDA)				1.9x

Reconciliation of free cash flow to net cash used in operating activities of continuing operations:
Net cash used in operating activities of continuing operations				$(19.9)
Less capital expenditures				(4.2)
Free cash flow				$(24.1)

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES (UNAUDITED)

	Quarter ended December 31, 2015
	Mueller Co.	Mueller Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Net sales	$144.7	$18.4	$—	$163.1

Gross profit	$44.0	$3.6	$—	$47.6
Selling, general and administrative expenses	20.0	6.9	8.5	35.4
Other charges	0.2	0.5	0.1	0.8
Operating income (loss)	$23.8	$(3.8)	$(8.6)	11.4
Interest expense, net				6.1
Income tax expense				1.3
Income from continuing operations				$4.0

Income from continuing operations per diluted share				$0.02

Capital expenditures	$3.6	$1.0	$0.1	$4.7

Operating margin	16.4%	(20.7)%		7.0%

Reconciliation of Non-GAAP performance measures to GAAP performance measures:
Income from continuing operations				$4.0
Other charges				0.8
Income tax benefit of adjusting items				(0.2)
Adjusted income from continuing operations				$4.6

Weighted average diluted shares outstanding				163.2

Adjusted income from continuing operations per share				$0.03

Net income				$6.2
Less income from discontinued operations				(2.2)
Interest expense, net (1)				6.1
Income tax expense (1)				1.3
Operating income (loss) from continuing operations	$23.8	$(3.8)	$(8.6)	11.4
Other charges	0.2	0.5	0.1	0.8
Adjusted operating income (loss) from continuing operations	24.0	(3.3)	(8.5)	12.2
Depreciation and amortization	8.4	1.1	0.1	9.6
Adjusted EBITDA	$32.4	$(2.2)	$(8.4)	$21.8

Adjusted operating margin	16.6%	(17.9)%		7.5%

Adjusted EBITDA margin	22.4%	(12.0)%		13.4%

(1) We do not allocate interest or income taxes to our segments.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES (UNAUDITED)

	Quarter ended December 31, 2015
	Mueller Co.	Mueller Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Adjusted EBITDA	$32.4	$(2.2)	$(8.4)	$21.8
Three prior quarters' adjusted EBITDA	153.9	(6.6)	(23.0)	124.3
Trailing twelve months' adjusted EBITDA	$186.3	$(8.8)	$(31.4)	$146.1

Reconciliation of net debt to total debt (end of period):
Current portion of long-term debt				$5.7
Long-term debt				481.5
Total debt				487.2
Less cash and cash equivalents				104.5
Net debt				$382.7

Net debt leverage (net debt divided by trailing twelve months' adjusted EBITDA)				2.6x

Reconciliation of free cash flow to net cash provided by operating activities of continuing operations:
Net cash used in operating activities of continuing operations				$(8.3)
Less capital expenditures				(4.7)
Free cash flow				$(13.0)